UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN
CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g)
OF THE SECURITIES EXCHANGE ACT OF 1934

VECTREN UTILITY HOLDINGS, INC.
(Exact name of registrant as specified in its charter)
Indiana
(State of incorporation or organization)
35-2104850
(I.R.S. Employer Identification Number)

SOUTHERN INDIANA GAS AND ELECTRIC COMPANY
(Exact name of registrant as specified in its charter)
Indiana
(State of incorporation or organization)
35-0672570
(I.R.S. Employer Identification Number)

INDIANA GAS COMPANY, INC.
(Exact name of registrant as specified in its charter)
Indiana and Ohio
(State of incorporation or organization)
35-0793669
(I.R.S. Employer Identification Number)

VECTREN ENERGY DELIVERY OF OHIO, INC.
(Exact name of registrant as specified in its charter)
Ohio
(State of incorporation or organization)
35-2107003
(I.R.S. Employer Identification Number)

One Vectren Square
Evansville, Indiana 47708
(Address of principal executive offices, including zip code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
6.10% Senior Notes of Vectren Utility Holdings, Inc., due December 1, 2035	New York Stock Exchange, Inc.

Guarantees of 6.10% Senior Notes of Vectren Utility Holdings, Inc., due December 1, 2035, issued by Southern Indiana Gas and Electric Company, Indiana Gas Company, Inc., and Vectren Energy Delivery of Ohio, Inc.
New York Stock Exchange, Inc.

If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instructions A.(c), check the following box.  [X].

If this Form relates to the registration of a class of securities pursuant to section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  [   ].

Securities Act registration statement file number to which this form relates (if applicable):

333-128286

Securities to be registered pursuant to Section 12(g) of the Act:

Not Applicable

INFORMATION REQUIRED IN
REGISTRATION STATEMENT

Item 1.  Description of Registrant’s Securities to be Registered.

The material set forth in the section captioned “Description of the Notes” in the form of prospectus filed with the Securities and Exchange Commission on November 17, 2005 (SEC File No. 333-128286) pursuant to Rule 424(b)(2) of the Securities Act of 1933, as amended, is incorporated herein by reference.

Item 2.  Exhibits.

The exhibits filed  herewith or  incorporated  by reference  herein are listed on the Exhibit Index at page 4 of this Form 8-A.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

VECTREN UTILITY HOLDINGS, INC.

	By:	/s/ Ronald E. Christian
Ronald E. Christian
Senior Vice President, Chief Administrative Officer and Secretary
Dated: November 13, 2007

SOUTHERN INDIANA GAS AND ELECTRIC COMPANY

	By:	/s/ Ronald E. Christian
Ronald E. Christian
Senior Vice President, Chief Administrative Officer and Secretary
Dated: November 13, 2007

INDIANA GAS COMPANY, INC.

	By:	/s/ Ronald E. Christian
Ronald E. Christian
Senior Vice President, Chief Administrative Officer and Secretary
Dated: November 13, 2007

VECTREN ENERGY DELIVERY OF OHIO, INC.

	By:	/s/ Ronald E. Christian
Ronald E. Christian
Senior Vice Pr esident, Chief Administrative Officer and Secretary
Dated: November 13, 2007

EXHIBIT INDEX

Number assigned in Form 8(a)	Description of Exhibit
1

Indenture dated October 19, 2001, among Vectren Utility Holdings, Inc., Indiana Gas Company, Inc., Southern Indiana Gas and Electric Company, Vectren Energy Delivery of Ohio, Inc., and U.S. Bank Trust National Association.  (Filed and designated in Form 8-K, dated October 19, 2001, File No. 1-16739, as Exhibit 4.1); Fourth Supplemental Indenture, among Vectren Utility Holdings, Inc., Indiana Gas Company, Inc., Southern Indiana Gas and Electric Company, Vectren Energy Delivery of Ohio, Inc., and U.S. Bank Trust National Association.  (Filed and designated in Form 8-K, dated November 18, 2005, File No. 1-16739, as Exhibit 4.1).